NASCOR MORTGAGE LOAN POOL
                      10-Year Through 15-Year Fixted Rate
                           Non-Reol & Relo Mortgages
                             NASCOR Series 1998-16
                                  Pool Profile



                                                 Bid                          Tolerance
                                                 ---                          ---------
 AGGREGATE PRINCIPAL BALANCE                    200,000,000                   (+/- 5.00%)

 MORTGAGE LOAN CUTOFF DATE                         1-Jun-98
 INTEREST RATE RANGE                           6.00% - 9.00%
 GROSS WAC                                             7.07%                 (+/- 10 Bps%)
 WEIGHTED AVERAGE SERVICE FEE                        25 bps
 MASTER SERVICING FEE                               1.7 bps
 WAM (in months)                                        177                  (+/- 2 month)

 WALTV                                                  65%                  (maximum 73%)

 CALIFORNIA %                                           20%                  (maximum 30%)
 SINGLE LARGEST ZIP CODE CONCENTRATION                   3%                  (maximum  5%)

 AVERAGE LOAN BALANCE                             $330,000               (maximum $340,000)
 LARGEST INDIVIDUAL LOAN BALANCE                $1,000,000             (maximum $1,500,000)

 CASH-OUT REFINANCE %                                   12%                  (maximum  17%)

 PRIMARY RESIDENCE %                                    96%                   (minimum 90%)

 SINGLE-FAMILY DETACHED %                               93%                   (minimum 90%)

 FULL DOCUMENTATION %                                   87%                   (minimum 85%)

 UNINSURED GREATER THAN 80% LTV %                        1%                    (maximum 5%)

 TEMPORARY BUYDOWNS                                      0%                   (maximum  5%)

 RELOCATION %                                            5%                   (maximum 10%)




THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

-------------
(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       10-YEAR THROUGH 15-YEAR FIXED RATE
                            NON-RELO & RELO MORTGAGES
                              NASCOR SERIES 1998-16
                               PRICING INFORMATION



RATING AGENCIES                                TBD by Norwest

PASS THRU RATE                                    6.50%

ASSUMED SIZE OF PRINCIPAL ONLY CLASS             38 bps

PRICING DATE                                     14-May-98       9:45 AM

FINAL STRUCTURE DUE DATE                         11-Jun-98       9:00 AM

SETTLEMENT DATE                                  29-Jun-98

ASSUMED SUB LEVELS                                    AAA        2.400%
                                                       AA        1.500%
                                                        A        0.900%
                                                      BBB        0.650%
                                                       BB        0.350%
                                                        B        0.200%





NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-16. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



NASCOR CONTACTS                Brad Davis (301) 846-8009
                               Lori Fountain (301) 846-8185